Exhibit 10.52
                                  AMENDMENT TO
                       EMPLOYMENT AGREEMENT BY AND BETWEEN
                   THE NEPTUNE SOCIETY, INC. AND MARCO MARKIN


The parties to the above referenced Employment Agreement dated as of June 6, 2001 (the "Agreement") hereby agree to the following amendments.

     1. That Article 2. Term, of the Agreement be amended to reflect that the term of the agreement shall be extended by an additional two years ending December 31, 2007. All other items in this Article 2 shall remain the same.

     2. Article 5. Compensation and Related Matters, be amended to reflect that the Executive at his election, may receive common shares of the Company's capital stock in lieu of cash for all Deferred Salary. The rate of conversion will be calculated using a thirty (30) day average trading price for the Company's common shares and applying a ten (10%) discount to this price for rate of conversion.

The foregoing is hereby  agreed to and accepted this 10th day of February,  2003 by:

ON BEHALF OF THE BOARD OF DIRECTORS OF
THE NEPTUNE SOCIETY, INC.


     Illegible
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AGREED AND ACCEPTED BY MARCO MARKIN


/s/ Marco Markin
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